UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2005

R.H. Donnelley Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-07155	13-2740040

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1001 Winstead Drive
Cary, North Carolina		27513

(Address of Principal Executive Offices)		(Zip Code)

R.H. Donnelley Inc.*

(Exact Name of Registrant as Specified in Charter)

Delaware	333-59287	36-2467635

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1001 Winstead Drive
Cary, North Carolina		27513

(Address of Principal Executive Offices)		(Zip Code

Registrants’ telephone number, including area code: (919) 297-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*R.H. Donnelley Inc. is a wholly-owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% senior notes due 2010 and 10 7/8% senior subordinated notes due 2012 and is now subject to the filing requirements of Section 15(d) as a result of such notes. As of January 14, 2005, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

ITEM 1.01. Entry into a Material Definitive Agreement.

Indenture

     On January 14, 2005, R.H. Donnelley Corporation (the “Company”), a Delaware corporation entered into an indenture (the “Indenture”) with The Bank of New York, as trustee (the “Trustee”), relating to the issuance by the Company of $300 million aggregate principal amount of 6.875% Senior Notes due 2013 (the “Notes”). The Notes were sold on January 14, 2005 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), and have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

     The Notes bear an interest rate of 6.875% per annum and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2005. The Notes mature on January 15, 2013. The Notes are unsecured senior obligations of the Company. The Notes are senior in right of payment to all future senior subordinated and subordinated indebtedness of the Company and the Notes are structually subordinated to all indebtedness of the subsidiaries of the Company.

     The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that limit the Company’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase the Company’s equity interests, make certain investments, expand into unrelated businesses, create liens on assets, merge or consolidate with another company, transfer or sell all or substantially all of the Company’s assets, and enter into transactions with affiliates. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to make an offer to repurchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

     The Company may redeem some or all the Notes at any time on or after January 15, 2009 at redemption prices of 103.438% and 101.719% of the principal amount thereof if the redemption occurs during the 12-month periods beginning January 15 of the years 2009 and 2010, respectively, and at a redemption price of 100% of the principal amount thereof on and after January 15, 2011, in each case, plus accrued and unpaid interest, if any, to the redemption date. Prior to January 15, 2009, the Company may redeem some or all of the Notes at a price of 100% of the principal amount of the Notes plus a make whole premium as described in the Indenture. In addition, prior to January 15, 2008, with the proceeds of certain equity offerings of the Company, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date.

     The Indenture is subject to customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency. An event of default under the Indenture will allow either the Trustee or the registered holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of the amounts due under the Notes.

     The foregoing description of the Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this current Report on Form 8-K and is incorporated herein by reference.

     The net proceeds from the offering of the Notes were used to repurchase approximately 50% of the Company's outstanding redeemable, convertible, cumulative preferred stock from investment partnerships affiliated with The Goldman Sachs Group, Inc. and to repay a portion of the currently outstanding debt under the senior secured credit facilities of R.H. Donnelley Inc., the Company’s wholly owned subsidiary.

Registration Rights Agreement

     In connection with the issuance of the Notes, the Company also entered into a registration rights agreement, dated January 14, 2005 (the “Registration Rights Agreement”), by and between the Company and the initial purchasers of the Notes. Under the Registration Rights Agreement, the Company agreed, among other things, to (i) file an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to the Notes within 120 days after January 14, 2005, (ii) use reasonable best efforts to have such exchange offer registration statement declared effective by the SEC within 180 days after January 14, 2005 and (iii) subject to certain limitations, consummate the exchange offer to which the exchange offer registration statement relates within

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210 days after January 14, 2005. Under certain circumstances, the Company has agreed to file a shelf registration statement with the SEC with respect to the resale of the Notes. If the Company does not comply with these obligations, subject to limitations set forth in the Registration Rights Agreement, the Company will be required to pay additional interest in an amount equal to a per annum rate of 0.25% on the principal amount of the Notes for the first 90 days following default. Thereafter, the amount of interest will increase by an additional per annum rate of 0.25% on the principal amount of the Notes for each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.00% per annum on the principal amount of the Notes.

     The initial purchasers and their affiliates have engaged in transactions with and performed commercial and investment banking, financial advisory and/or lending services for the Company and its affiliates from time to time for which they have received customary compensation, and may do so in the future. Affiliates of the initial purchasers are also lenders and agents under the senior secured credit facility of R.H. Donnelley Inc., the Company’s wholly owned subsidiary.

     The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Indenture is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

Number	Exhibit
4.1	Indenture, dated as of January 14, 2005, among R.H. Donnelly Corporation and The Bank of New York, as trustee.

10.1	Registration Rights Agreement, dated as of January 14, 2005, among R.H. Donnelley Corporation and the initial purchasers that are party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation (Registrant)

Date: January 19, 2005	By:	/s/ Robert J. Bush

Name: Robert J. Bush
Title: Vice President and General Counsel

R.H. Donnelley Inc. (Registrant)

Date: January 19, 2005	By:	/s/ Robert J. Bush

Name: Robert J. Bush
Title: Vice President and General Counsel

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INDEX TO EXHIBITS

Number	Exhibit
4.1	Indenture, dated as of January 14, 2005, among R.H. Donnelley Corporation and The Bank of New York, as trustee.

10.1	Registration Rights Agreement, dated as of January 14, 2005, among R.H. Donnelley Corporation and the initial purchasers that are party thereto.

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